Exhibit 99.1(b) 2

CONSOLIDATED STATEMENTS OF OPERATIONS
NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Nine Months Ended

	February 28, 2003	March 1, 2002

Revenues:
Information management	$114,694	$110,226
Network services and systems	199,681	144,291
Divested businesses	—	4,360

	314,375	258,877

Operating expenses:
Cost of service	156,881	127,356
Sales, general and administrative	64,555	57,592
Depreciation and amortization	22,952	18,426
Restructuring, impairment and other charges	2,283	—

	246,671	203,374

Operating income	67,704	55,503

Other income (expense):
Interest and other income	1,088	1,140
Interest and other expense	(14,682)	(7,156)
Minority interest in losses	1,216	1,680
Loss related to investments	(14,955)	—
Early extinguishment of debt charges	(2,359)	—

	(29,692)	(4,336)

Income (loss) before income taxes and equity in losses of affiliated companies:
Information management	18,354	17,562
Network services and systems	36,972	34,175
Other	(17,314)	(570)

	38,012	51,167

Provision for income taxes	16,886	18,420

Income (loss) before equity in losses of affiliated companies	21,126	32,747
Equity in losses of affiliated companies	(984)	(1,750)

Net income	$20,142	$30,997

Basic earnings per share:	$0.58	$0.91

Shares	34,561	34,045

Diluted earnings per share:	$0.58	$0.87

Shares	34,923	35,595